1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Patricia A. Spinella, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR THIRD FISCAL QUARTER

Franklin Lakes, NJ (July 22, 2005) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.381 billion for the third fiscal quarter ended June 30, 2005, representing an increase of 11 percent over the prior year period. This quarter’s growth rate includes an estimated 3 percent benefit from foreign currency translation. Revenue growth in all segments benefited from foreign currency translation, driven by favorable exchange rates in Europe, Asia Pacific, South Latin America, Canada, and Japan.

Reported diluted earnings per share for the third quarter were 73 cents, which included less than 1 cent per share from discontinued operations. Reported diluted earnings per share for the third quarter of fiscal 2004 were 41 cents, which included less than 1 cent per share from discontinued operations; however, due to rounding, reported diluted earnings per share from continuing operations were 42 cents. Included in the prior period results was a pre-tax charge of $100 million related to a litigation settlement in July 2004. This charge reduced net income by $63 million and reported diluted earnings per share by 24 cents. Diluted earnings per share from continuing operations excluding this specified item would have been 66 cents.

The results of operations from Clontech, a unit of the BD Biosciences segment, have been classified as “discontinued operations.” As previously announced, on July 1, 2005, BD signed an agreement to sell Clontech to Takara Bio Inc. of Otsu, Japan.

“I’m very pleased that we delivered another strong quarter,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Our performance reflects revenue growth across all three segments, and in particular in the Diabetes Care, Pharmaceutical Systems, Preanalytical Systems and Discovery Labware units.”

For the nine-month period ended June 30, 2005, reported revenues were $4.035 billion, representing a 10 percent increase from the prior year period, including an estimated 3 percent benefit from foreign currency translation. Reported diluted earnings per share for the nine-month period ended June 30, 2005 were $2.19, which reflected diluted earnings per share of $2.18 from continuing operations and 1 cent per share from discontinued operations. For the same period in fiscal 2004, reported diluted earnings per share were $1.51, which included less than 1 cent per share from discontinued operations.

Analyses of Third Quarter and Nine-month Period of Fiscal Year 2005 and 2004 Earnings

The following analyses of diluted earnings per share from continuing operations for the third quarter and nine-month period of fiscal 2005 and 2004 exclude specified items and share-based compensation expense that affect the comparability of results between periods.

	Three Months Ended June 30,			Nine-month Period Ended June 30,
	FY2005	FY2004	% Incr.	FY2005	FY2004	% Incr.

Diluted EPS from Continuing Operations	$0.73	$0.42	74%	$2.18	$1.51	44%

Specified Items:
Tax Examinations(1)	-	-		(0.04)	-
Tax Rate Impact(2)	0.01	-		(0.02)	-
BGM Charges(3)	-	-		-	0.11
Litigation Settlement(4)	-	0.24		-	0.24
Rounding	-	-		-	(0.01)
	0.01	0.24		(0.06)	0.34
Diluted EPS from Continuing Operations Excluding Specified Items	$0.74	$0.66		2.12	1.85

Share-based Compensation Exp.(5)	0.05	-		0.12	-
Rounding	(0.01)	-		-	0.01
	0.04	-		0.12	0.01

Diluted EPS from Continuing Operations Excluding Specified Items and Share-based Compensation Expense	$0.78	$0.66	18%	$2.24	$1.86	20%

(1)Included in diluted earnings per share from continuing operations for the nine-month period ended June 30, 2005 is a benefit of approximately 4 cents per diluted share due to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.

(2)Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of the items described in notes (1) and (5) herein, is expected to be 25.5%.

(3)Included in the nine-month period ended June 30, 2004 diluted earnings per share from continuing operations is a first quarter charge of 11 cents per diluted share related to the voluntary recall and write-off of certain blood glucose strip inventory and other actions taken with respect to our blood glucose monitoring products.

(4)Included in fiscal 2004 diluted earnings per share from continuing operations is a third quarter charge of 24 cents per diluted share related to a litigation settlement.

(5)Represents the effect on diluted earnings per share from continuing operations relating to share-based compensation expense associated with the early adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under BD’s new long-term incentive program, as described below.

Based on the foregoing analyses, diluted earnings per share from continuing operations, excluding specified items and share-based compensation expense, of 78 cents for the third fiscal quarter of 2005 increased by 18 percent over diluted earnings per share from continuing operations, excluding specified items, of 66 cents for the third fiscal quarter of 2004. For the nine-month period, diluted earnings per share from continuing operations, excluding specified items and share-based compensation expense, of $2.24 for fiscal 2005 increased by 20 percent over diluted earnings per share from continuing operations, excluding specified items, of $1.86 for fiscal 2004.

Share-Based Compensation

Effective October 1, 2004, BD adopted FASB Statement No. 123 (revised) relating to the expensing of share-based incentive awards. Diluted earnings per share from continuing operations for the third quarter and nine-month period included 5 cents and 12 cents, respectively, of share-based compensation expense associated with the adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under BD’s new long-term incentive program. This program consists of a mix of performance-based restricted stock unit awards, time-vested restricted stock unit awards and stock options or stock appreciation rights.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $770 million, representing an increase of 13 percent from the prior year period. Contributing to the growth of the segment were strong sales in the Diabetes Care and Pharmaceutical Systems units. U.S. sales of safety-engineered products totaled $119 million compared with $113 million in the prior year’s quarter. For the nine-month period ended June 30, 2005, U.S. sales of safety-engineered products totaled $360 million compared with $337 million in the prior year’s period. Included in BD Medical revenues were international sales of safety-engineered products of $22 million, compared with $16 million in the prior year’s quarter. For the nine-month period ended June 30, 2005, international sales of safety-engineered products totaled $60 million compared with $47 million in the prior year’s period. For the nine-month period ended June 30, 2005, total BD Medical segment revenues increased by 10 percent from the prior year period.

In the BD Diagnostics segment, worldwide revenues for the quarter were $411 million, representing an increase of 10 percent from the prior year period. The Diagnostic Systems unit of the segment reported revenue growth of 9 percent, reflecting solid worldwide sales of its molecular diagnostic platforms. The Preanalytical Systems unit of the segment reported revenue growth of 10 percent. U.S. sales of safety-engineered products, impacted by early BD Vacutainer® Push Button Blood Collection Set conversion activity, totaled $92 million compared with $80 million in the prior year’s quarter. For the nine-month period ended June 30, 2005, U.S. sales of safety-engineered products totaled $258 million compared with $231 million in the prior year’s period. Included in Preanalytical Systems revenues were international sales of safety-engineered products of $52 million, compared with $37 million in the prior year’s quarter. For the nine-month period ended June 30, 2005, international sales of safety-engineered products totaled $143 million compared with $101 million in the prior year’s period. For the nine-month period ended June 30, 2005, total BD Diagnostics segment revenues increased by 8 percent from the prior year period.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $200 million, representing an increase of 8 percent from the prior year period. Research instrument and reagent growth continued to be the primary growth contributors, driven by increased demand for high-end research analyzers. As in the previous quarter, increased sales of Discovery Labware products also contributed to sales growth. For the nine-month period ended June 30, 2005, total BD Biosciences segment revenues increased by 10 percent from the prior period, representing continued strong sales of flow cytometry instruments and reagents.

Geographic Results

Third quarter revenues in the U.S. of $650 million represented an increase of 7 percent over the prior year period. Revenues outside the U.S. of $732 million represented an increase of 15 percent over the prior year period, including an estimated 7 percent benefit from foreign currency translation.

For the nine-month period ended June 30, 2005, revenues in the U.S. of $1.904 billion represented an increase of 5 percent over the prior year period. Revenues outside of the U.S. of $2.131 billion represented an increase of 14 percent over the prior year period, including an estimated 6 percent benefit from foreign currency translation.

Fiscal 2005 Outlook for Fourth Quarter and Full Year

The following analyses of estimated diluted earnings per share from continuing operations for the fourth fiscal quarter and full year exclude specified items and share-based compensation expense that affect the comparability of results between periods.

	Three Months Ended				Twelve Months Ended
	September 30,				September 30,
	FY2005		FY2004	% Incr.	FY2005		FY2004	% Incr.
	(Estimated)				(Estimated)

Diluted EPS from Continuing Operations	$0.65-$0.67	(1)	$0.70	-7%to-4%	$2.83-$2.85	(1)	$2.21	28%-29%

Specified Items:
Tax Examinations(2)	-		-		(0.04)		-
Tax Rate Impact(3)	0.02		-		-		-
BGM Charges(4)	-		-		-		0.11
Litigation Settlement(4)	-		-		-		0.24
	0.02		-		(0.04)		0.35

Diluted EPS from Continuing Operations Excluding Specified Items	$0.67-$0.69		$0.70		$2.79-$2.81		$2.56

Share-based Comp. Exp.(5)	0.06-0.07		-		0.18-0.19		-
	0.06-0.07		-		0.18-0.19		-

Diluted EPS from Continuing Operations Excluding Specified Items and Share-based Compensation Expense	$0.74-$0.76		$ 0.70	6%-9%	$2.98-$3.00		$ 2.56	16%-17%

(1)Fiscal 2005 fourth quarter and full year estimated diluted earnings per share from continuing operations do not include the impact on taxes that would result if, as currently anticipated, the Company were to determine that it would repatriate certain undistributed earnings of foreign subsidiaries under the American Jobs Creation Act of 2004.

(2)Represents the effect on estimated diluted earnings per share from continuing operations of the reversal of tax reserves in the first fiscal quarter in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(3)Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of the items described in notes (1), (2) and (5) herein, is expected to be 25.5%.

(4)Included in fiscal 2004 diluted earnings per share from continuing operations are the previously noted first quarter BGM charge of 11 cents per diluted share and the third quarter litigation charge of 24 cents per diluted share.

(5)Represents the effect on estimated diluted earnings per share from continuing operations of share-based compensation expense associated with the early adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under the new long-term incentive program, including an estimated fourth quarter adjustment associated with a projected increase in the estimated payout of performance-based restricted stock unit awards.

The Company estimates that fourth fiscal quarter 2005 diluted earnings per share from continuing operations, excluding specified items and share-based compensation expense, will increase in the range of 6 to 9 percent over fourth fiscal quarter 2004 diluted earnings per share from continuing operations of 70 cents.

The Company also estimates that diluted earnings per share from continuing operations for fiscal 2005, excluding specified items and share-based compensation expense, will increase in the range of 16 to 17 percent over fiscal 2004 diluted earnings per share from continuing operations, excluding specified items, of $2.56.

Conference Call Information

A conference call regarding BD’s third fiscal quarter results and its expectations for the fourth fiscal quarter and full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Friday, July 22, 2005. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-933-9609 (domestic) and 1-402-530-8098 (international) through the close of business on July 29, 2005.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.

***

This press release, including the section entitled “Fiscal 2005 Outlook for Fourth Quarter and Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission) and changes in healthcare or other governmental regulation; issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended June 30,
	2005		2004	% Change

REVENUES	$1,381,306		$1,242,714	11.2

Cost of products sold	686,764	(1)	615,613	11.6
Selling and administrative	365,919	(1)	332,738	10.0
Research and development	67,003	(1)	58,498	14.5
Litigation settlement	—		100,000	NM

TOTAL OPERATING COSTS
AND EXPENSES	1,119,686		1,106,849	1.2

OPERATING INCOME	261,620		135,865	92.6

Interest expense, net	(3,561)		(4,127)	(13.7)
Other expense, net	(984)		(601)	63.7

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	257,075		131,137	96.0

Income tax provision	67,274		20,975	NM

INCOME FROM CONTINUING OPERATIONS	189,801		110,162	72.3

LOSS FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX BENEFIT OF $91 IN
2005 AND $509 IN 2004, RESPECTIVELY	(133)		(766)	NM

NET INCOME	$189,668		$109,396	73.4

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.75		$0.43	74.4
Loss from discontinued operations	$—		$—	—
Net income (2)	$0.75		$0.43	74.4

Diluted:
Income from continuing operations	$0.73		$0.42	73.8
Loss from discontinued operations	$—		$—	—
Net income (2)	$0.73		$0.41	78.0

AVERAGE SHARES OUTSTANDING

Basic	251,866		252,433
Diluted	260,099		264,336

NM - Not Meaningful

(1)	Includes share-based compensation expense relating to the early adoption of SFAS No. 123 (revised),“Share-Based Payment” and the equity-based awards granted under the new long-term incentive program.

(2)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended June 30,
(Unaudited; Amounts in thousands, except per-share data)

	2005

	As Reported	SFAS# 123(revised) Adoption (1)	Tax Rate Impact (2)	Excluding Items

Cost of products sold	$686,764	$(2,385)	$—	$684,379
as a % of revenues	49.7%			49.5%

Gross profit	694,542	2,385	—	696,927
as a % of revenues	50.3%			50.5%

Selling and administrative	365,919	(13,029)	—	352,890
as a % of revenues	26.5%			25.5%

Research and development	67,003	(1,465)	—	65,538
as a % of revenues	4.9%			4.7%

Operating Income	261,620	16,879	—	278,499
as a % of revenues	18.9%			20.2%

Income taxes	67,274	4,643	(2,059)	69,858
effective tax rate	26.2%			25.5%

Income from continuing operations	189,801	12,236	2,059	204,096
as a % of revenues	13.7%			14.8%

Diluted earnings per share
Income from continuing operations (3)	$0.73	$0.05	$0.01	$0.78
Loss from discontinued operations	$—	$—	$—	$—
Diluted earnings per share (3)	$0.73	$0.05	$0.01	$0.78

(1)	Relates to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program. Fiscal 2004 amounts have not been restated.

(2)	Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The expected effective tax rate for the year, without taking into account the tax impact of item described in note (1) herein, is 25.5%.

(3)	Total per share amounts may not add due to rounding.

	2004

	As Reported	Litigation Settlement (4)	Excluding Charge

Operating Income	135,865	100,000	235,865
as a % of revenues	10.9%		19.0%

Net Income	109,396	63,000	172,396
as a % of revenues	8.8%		13.9%

Diluted earnings per share
Income from continuing operations (3)	$0.42	$0.24	$0.66
Loss from discontinued operations	$—	$—	$—
Diluted earnings per share (3)	$0.41	$0.24	$0.65

(3)	Total per share amounts may not add due to rounding.

(4)	Relates to the fiscal 2004 charge associated with a litigation settlement.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Nine Months Ended June 30,
	2005		2004		% Change

REVENUES	$4,035,205		$3,681,467		9.6

Cost of products sold	1,999,283	(1)	1,879,384	(2)	6.4
Selling and administrative	1,073,346	(1)	991,198		8.3
Research and development	195,074	(1)	176,941		10.2
Litigation settlement	—		100,000		NM

TOTAL OPERATING COSTS AND EXPENSES	3,267,703		3,147,523		3.8

OPERATING INCOME	767,502		533,944		43.7

Interest expense, net	(17,239)		(21,015)		(18.0)
Other (expense) income, net	(6,087)		(4,631)		31.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	744,176		508,298		46.4

Income tax provision	173,468		109,128		59.0

INCOME FROM CONTINUING OPERATIONS	570,708		399,170		43.0

INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF $1,547 IN 2005 AND $388 IN 2004, RESPECTIVELY	2,461		788		NM

NET INCOME	$573,169		$399,958		43.3

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.26		$1.57		43.9
Income from discontinued operations	$0.01		$—		NM
Net income (3)	$2.27		$1.58		43.7

Diluted:
Income from continuing operations	$2.18		$1.51		44.4
Income from discontinued operations	$0.01		$—		NM
Net income (3)	$2.19		$1.51		45.0

AVERAGE SHARES OUTSTANDING

Basic	252,167		252,617
Diluted	261,897		264,008

NM - Not Meaningful

(1)	Includes share-based compensation expense relating to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program.

(2)	Includes a $45,024 charge associated with blood glucose monitoring (BGM) products.

(3)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Nine Months Ended June 30,
(Unaudited; Amounts in thousands, except per-share data)

	2005

	As Reported	SFAS# 123(revised) Adoption (1)	Tax Examinations (2)	Tax Rate Impact (3)	Excluding Items

Cost of products sold	$1,999,283	$(6,293)	$—	$—	$1,992,990
as a % of revenues	49.5%				49.4%

Gross profit	2,035,922	6,293	—	—	2,042,215
as a % of revenues	50.5%				50.6%

Selling and administrative	1,073,346	(34,884)	—	—	1,038,462
as a % of revenues	26.6%				25.7%

Research and development	195,074	(3,847)	—	—	191,227
as a % of revenues	4.8%				4.7%

Operating Income	767,502	45,024	—	—	812,526
as a % of revenues	19.0%				20.1%

Income taxes	173,468	12,331	11,265	4,181	201,245
effective tax rate	23.3%				25.5%

Income from continuing operations	570,708	32,693	(11,265)	(4,181)	587,955
as a % of revenues	14.1%				14.6%

Diluted earnings per share
Income from continuing operations	$2.18	$0.12	$(0.04)	$(0.02)	$2.24
Income from discontinued operations	$0.01	$—	$—	$—	$0.01
Diluted earnings per share	$2.19	$0.12	$(0.04)	$(0.02)	$2.25

(1)	Relates to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program. Fiscal 2004 amounts have not been restated.

(2)	Relates to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.

(3)	Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The expected effective tax rate for the year, without taking into account the tax impact of items described in notes (1) and (2) herein, is 25.5%.

	2004

	As Reported	BGM Charges (4)	Litigation Settlement (5)	Excluding Charges

Gross Profit	$1,802,083	$45,024	$—	$1,847,107
as a % of revenues	49.0%			50.2%

Operating Income	533,944	45,024	100,000	678,968
as a % of revenues	14.5%			18.4%

Net Income	399,958	27,915	63,000	490,873
as a % of revenues	10.9%			13.3%

Diluted earnings per share
Income from continuing operations	$1.51	$0.11	$0.24	$1.86
Income from discontinued operations	$—	$—	$—	$—
Diluted earnings per share	$1.51	$0.11	$0.24	$1.86

(4)	Relates to the fiscal 2004 charge associated with blood glucose monitoring (BGM) products.

(5)	Relates to the fiscal 2004 charge associated with a litigation settlement.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
	2005	2004	% Change

BD MEDICAL
United States	$338,238	$316,312	6.9
International	431,980	366,333	17.9

TOTAL	$770,218	$682,645	12.8

BD DIAGNOSTICS
United States	$218,536	$206,842	5.7
International	192,207	167,353	14.9

TOTAL	$410,743	$374,195	9.8

BD BIOSCIENCES
United States	$92,809	$85,380	8.7
International	107,536	100,494	7.0

TOTAL	$200,345	$185,874	7.8

TOTAL REVENUES
United States	$649,583	$608,534	6.7
International	731,723	634,180	15.4

TOTAL	$1,381,306	$1,242,714	11.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Nine Months Ended June 30,
	2005	2004	% Change

BD MEDICAL
United States	$997,936	$940,747	6.1
International	1,197,769	1,051,407	13.9

TOTAL	$2,195,705	$1,992,154	10.2

BD DIAGNOSTICS
United States	$650,419	$631,178	3.0
International	603,876	526,837	14.6

TOTAL	$1,254,295	$1,158,015	8.3

BD BIOSCIENCES
United States	$255,453	$232,639	9.8
International	329,752	298,659	10.4

TOTAL	$585,205	$531,298	10.1

TOTAL REVENUES
United States	$1,903,808	$1,804,564	5.5
International	2,131,397	1,876,903	13.6

TOTAL	$4,035,205	$3,681,467	9.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States

	2005	2004	% Change

BD MEDICAL
Medical Surgical Systems	$208,818	$200,407	4.2
Diabetes Care	97,006	85,693	13.2
Pharmaceutical Systems	27,034	24,382	10.9
Ophthalmic Systems	5,380	5,830	(7.7)

TOTAL	$338,238	$316,312	6.9

BD DIAGNOSTICS
Preanalytical Systems	$120,283	$113,305	6.2
Diagnostic Systems	98,253	93,537	5.0

TOTAL	$218,536	$206,842	5.7

BD BIOSCIENCES
Discovery Labware	$29,374	$26,353	11.5
Immunocytometry Systems	43,908	39,871	10.1
Pharmingen	19,527	19,156	1.9

TOTAL	$92,809	$85,380	8.7

TOTAL UNITED STATES	$649,583	$608,534	6.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International

			% Change

	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$211,676	$188,824	12.1	5.4	6.7
Diabetes Care	74,309	62,299	19.3	11.8	7.5
Pharmaceutical Systems	136,003	106,829	27.3	19.5	7.8
Ophthalmic Systems	9,992	8,381	19.2	12.9	6.3

TOTAL	$431,980	$366,333	17.9	10.7	7.2

BD DIAGNOSTICS
Preanalytical Systems	$102,543	$88,640	15.7	8.5	7.2
Diagnostic Systems	89,664	78,713	13.9	7.8	6.1

TOTAL	$192,207	$167,353	14.9	8.1	6.8

BD BIOSCIENCES
Discovery Labware	$23,716	$21,397	10.8	4.2	6.6
Immunocytometry Systems	66,945	62,130	7.7	2.3	5.4
Pharmingen	16,875	16,967	(0.5)	(4.9)	4.4

TOTAL	$107,536	$100,494	7.0	1.5	5.5

TOTAL INTERNATIONAL	$731,723	$634,180	15.4	8.6	6.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total

			% Change

	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$420,494	$389,231	8.0	4.8	3.2
Diabetes Care	171,315	147,992	15.8	12.6	3.2
Pharmaceutical Systems	163,037	131,211	24.3	17.9	6.4
Ophthalmic Systems	15,372	14,211	8.2	4.4	3.8

TOTAL	$770,218	$682,645	12.8	9.0	3.8

BD DIAGNOSTICS
Preanalytical Systems	$222,826	$201,945	10.3	7.2	3.1
Diagnostic Systems	187,917	172,250	9.1	6.3	2.8

TOTAL	$410,743	$374,195	9.8	6.8	3.0

BD BIOSCIENCES
Discovery Labware	$53,090	$47,750	11.2	8.2	3.0
Immunocytometry Systems	110,853	102,001	8.7	5.4	3.3
Pharmingen	36,402	36,123	0.8	(1.3)	2.1

TOTAL	$200,345	$185,874	7.8	4.8	3.0

TOTAL REVENUES	$1,381,306	$1,242,714	11.2	7.7	3.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States

	2005	2004	% Change

BD MEDICAL
Medical Surgical Systems	$627,995	$595,344	5.5
Diabetes Care	279,949	249,272	12.3
Pharmaceutical Systems	73,855	79,013	(6.5)
Ophthalmic Systems	16,137	17,118	(5.7)

TOTAL	$997,936	$940,747	6.1

BD DIAGNOSTICS
Preanalytical Systems	$342,096	$329,396	3.9
Diagnostic Systems	308,323	301,782	2.2

TOTAL	$650,419	$631,178	3.0

BD BIOSCIENCES
Discovery Labware	$80,157	$74,233	8.0
Immunocytometry Systems	119,653	104,768	14.2
Pharmingen	55,643	53,638	3.7

TOTAL	$255,453	$232,639	9.8

TOTAL UNITED STATES	$1,903,808	$1,804,564	5.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International

			% Change

	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$604,355	$552,210	9.4	4.0	5.4
Diabetes Care	212,240	181,814	16.7	10.3	6.4
Pharmaceutical Systems	352,638	292,773	20.4	13.5	6.9
Ophthalmic Systems	28,536	24,610	16.0	9.7	6.3

TOTAL	$1,197,769	$1,051,407	13.9	7.9	6.0

BD DIAGNOSTICS
Preanalytical Systems	$294,086	$253,472	16.0	9.7	6.3
Diagnostic Systems	309,790	273,365	13.3	7.7	5.6

TOTAL	$603,876	$526,837	14.6	8.7	5.9

BD BIOSCIENCES
Discovery Labware	$72,307	$66,953	8.0	2.2	5.8
Immunocytometry Systems	205,060	182,779	12.2	6.7	5.5
Pharmingen	52,385	48,927	7.1	2.5	4.6

TOTAL	$329,752	$298,659	10.4	5.0	5.4

TOTAL INTERNATIONAL	$2,131,397	$1,876,903	13.6	7.6	6.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total

				% Change

	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,232,350	$1,147,554	7.4	4.8	2.6
Diabetes Care	492,189	431,086	14.2	11.5	2.7
Pharmaceutical Systems	426,493	371,786	14.7	9.3	5.4
Ophthalmic Systems	44,673	41,728	7.1	3.4	3.7

TOTAL	$2,195,705	$1,992,154	10.2	7.0	3.2

BD DIAGNOSTICS
Preanalytical Systems	$636,182	$582,868	9.1	6.4	2.7
Diagnostic Systems	618,113	575,147	7.5	4.8	2.7

TOTAL	$1,254,295	$1,158,015	8.3	5.6	2.7

BD BIOSCIENCES
Discovery Labware	$152,464	$141,186	8.0	5.2	2.8
Immunocytometry Systems	324,713	287,547	12.9	9.4	3.5
Pharmingen	108,028	102,565	5.3	3.2	2.1

TOTAL	$585,205	$531,298	10.1	7.1	3.0

TOTAL REVENUES	$4,035,205	$3,681,467	9.6	6.6	3.0